Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
ACTING CHIEF FINANCIAL OFFICER OF
AVRO ENERGY INC.
FORM 10-QSB FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2007
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Mike P. Kurtanjek , am the Chief Executive Officer and acting Chief Financial Officer of Avro Energy Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-QSB of the Company for the six month period ended June 30, 2007 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 13, 2007
By: /s/ Mike P. Kurtanjek MIKE P. KURTANJEK Chief Executive Officer, President, acting Chief Financial Officer, acting Principal Accounting Officer and Director